As filed with the Securities and Exchange Commission on August 6, 2009
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------
                         WORLD FUEL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

                    Florida                           59-2459427
        (State or other jurisdiction of            (I.R.S. Employer
        incorporation or organization)           Identification No.)

        9800 NW 41st Street, Suite 400
                Miami, Florida                          33178
   (Address of Principal Executive Offices)           (Zip Code)

                World Fuel Services Corporation 2006 Omnibus Plan
                            (Full title of the plan)

                             ----------------------
                                R. Alexander Lake
                     General Counsel and Corporate Secretary
                         World Fuel Services Corporation
                         9800 NW 41st Street, Suite 400
                              Miami, Florida 33178
                     (Name and address of agent for service)

                                 (305) 428-8000
          (Telephone number, including area code, of agent for service)

                              --------------------

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X] Accelerated filer [ ] Non-accelerated filer [ ] Smaller reporting company [ ]

                                 CALCULATION OF REGISTRATION FEE
====================================================================================================
                                            Proposed         Proposed maximum
Title of securities      Amount to       maximum offering   aggregate offering     Amount of
 to be registered    be registered (1)  price per share (2)      price (2)      registration fee
----------------------------------------------------------------------------------------------------
   Common Stock
  $.01 par value      950,000 shares        $  43.53           $41,353,500         $ 2,308
====================================================================================================

(1)     This Registration Statement represents 950,000 shares of the Registrant's Common Stock, par value $.01 per share, to be issued under the World Fuel Services Corporation 2006 Omnibus
        Plan, as amended and restated (the "Plan"). In addition, pursuant to Rule 416 under the
        Securities Act of 1933, this Registration Statement covers an indeterminate amount of additional shares of the Registrant's Common Stock that may be issued under the Plan as a result of any stock split, stock dividend, recapitalization or other similar transaction.
(2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c)
        and 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of the Registrant's Common Stock on the New York Stock Exchange
        on July 30, 2009.

====================================================================================================

                                EXPLANATORY NOTE
                                ----------------

      This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 950,000 shares of common stock, par value $.01 per share (the "Common Stock"), of World Fuel Services Corporation (the "Company" or the "Registrant") that may be issued pursuant to the World Fuel Services Corporation 2006 Omnibus Plan, as amended and restated (the "Plan"). On May 29, 2009, the Company's shareholders approved the addition of these shares to the Plan at the Company's annual meeting of shareholders.

      The contents of the Company's Registration Statement on Form S-8 (Registration No. 333-144379) filed with the Securities and Exchange Commission (the "Commission") on July 6, 2007 relating to the Plan are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     The following documents, which were filed by the Company with the Commission, and any future filings made by the Company under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents (such documents, and the documents enumerated below, being hereinafter referred to as "Incorporated Documents"):

     1. Annual report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Commission on February 26, 2009;

     2. Quarterly report on Form 10-Q for the quarter ended March 31, 2009 filed with the Commission on May 7, 2009;

     3. Current reports on Form 8-K filed with the Commission on June 10 and 16, 2009; and

     4. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on July 27, 1990.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

     4.1 World Fuel Services Corporation 2006 Omnibus Plan, as amended and restated (incorporated by reference herein to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed on April 27, 2009).

     5.1 Opinion of Ada D. Sarmento, Senior Counsel and Assistant Corporate Secretary of World Fuel Services Corporation.

     23.1 Consent of Ada D. Sarmento, Senior Counsel and Assistant Corporate Secretary of World Fuel Services Corporation (included in Exhibit 5.1).

     23.2 Consent of PricewaterhouseCoopers LLP.

     24.1 Powers of Attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 6, 2009.

                                         WORLD FUEL SERVICES CORPORATION


                                             By:     /S/ R. ALEXANDER LAKE
                                                --------------------------------
                                                          R. Alexander Lake
                                                          General Counsel and
                                                          Corporate Secretary


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul H. Stebbins and Michael J. Kasbar, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                       TITLE                                 DATE
                  ---------                                       -----                                 ----
           /S/ PAUL H. STEBBINS                   Chairman of the Board of Directors and
---------------------------------------------       Chief Executive Officer (Principal             August 6, 2009
             Paul H. Stebbins                               Executive Officer)


           /S/ MICHAEL J. KASBAR                  President and Chief Operating Officer            August 6, 2009
---------------------------------------------
             Michael J. Kasbar


             /S/ IRA M. BIRNS                      Executive Vice President and Chief              August 6, 2009
---------------------------------------------              Financial Officer
               Ira M. Birns                           (Principal Financial Officer)

             /S/ PAUL M. NOBEL                       Senior Vice President and Chief               August 6, 2009
---------------------------------------------               Accounting Officer
               Paul M. Nobel                          (Principal Accounting Officer)


              /S/ KEN BAKSHI                                     Director                          August 6, 2009
---------------------------------------------
                Ken Bakshi


             /S/ JOACHIM HEEL                                    Director                          August 6, 2009
---------------------------------------------
               Joachim Heel


           /S/ RICHARD A. KASSAR                                 Director                          August 6, 2009
---------------------------------------------
             Richard A. Kassar


              /S/ MYLES KLEIN                                    Director                          August 6, 2009
---------------------------------------------
                Myles Klein


           /S/ J. THOMAS PRESBY                                  Director                          August 6, 2009
---------------------------------------------
             J. Thomas Presby


        /S/ STEPHEN K. RODDENBERRY                               Director                          August 6, 2009
---------------------------------------------
          Stephen K. Roddenberry

                                INDEX TO EXHIBITS




     4.1 World Fuel Services Corporation 2006 Omnibus Plan, as amended and restated (incorporated by reference herein to Appendix A to the Registrant's Proxy Statement on Schedule 14A filed on April 27, 2009).

     5.1 Opinion of Ada D. Sarmento, Senior Counsel and Assistant Corporate Secretary of World Fuel Services Corporation.

     23.1 Consent of Ada D. Sarmento, Senior Counsel and Assistant Corporate Secretary of World Fuel Services Corporation (included in Exhibit 5.1).

     23.2 Consent of PricewaterhouseCoopers LLP.

     24.1 Powers of Attorney (included on the signature page of this Registration Statement).